UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - July 1, 2005

HARLEYSVILLE NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

483 Main Street
Harleysville, Pennsylvania 19438
(Address of principal executive office and zip code)

(215) 256-8851
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2005, Harleysville National Corporation (the “Corporation”) and Harleysville National Bank and Trust Company, the wholly owned subsidiary of the Corporation (the “Bank”) and David R. Kotok and Associates, Inc. entered into a stock purchase agreement. The agreement is for the purchase of Cumberland Advisors, Inc., a former subsidiary of the Bank, by David R. Kotok and Associates, Inc. in a management buyout. The closing of the transaction was completed on June 30, 2005. The sale price was $2 million cash which will result in approximately a $275,000 after tax gain for HNC to be recorded in the second quarter. A copy of the press release is attached as Exhibit 99.1 and a copy of the Purchase Agreement is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit No.     Description

99.1
Press Release issued by Harleysville National Corporation dated July 1, 2005 titled “Harleysville National Corporation Announces Divestiture of Cumberland Advisors.”  (filed pursuant to Item 9.01 hereof).

99.2
Purchase Agreement between David R. Kotok & Associates, Inc. and Harleysville National Corporation and Harleysville National Bank and Trust, the wholly owned subsidiary of the Corporation (filed pursuant to Item 9.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  HARLEYSVILLE NATIONAL CORPORATION

Dated: July 1, 2005                             /s/ George S. Rapp
              George S. Rapp, SVP and CFO

EXHIBIT INDEX

Page

Exhibit 99.1 Press Release dated July 1, 2005, of Harleysville National Corporation (filed pursuant to Item 9.01 hereof).	5
Exhibit 99.2 Purchase Agreement between David R. Kotok & Associates, Inc. and Harleysville National Corporation (filed pursuant to Item 9.01 hereof).	6